Exhibit 2 (1)  Page 3
                           ARTICLES OF INCORPORATION
FILED                                  OF
JUN  17  1999              HEALTHCARE  SOFTWARE,  INC.
                              a Nevada Corporation

FIRST.  The  name  of  the  corporation  is:
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                            HEALTHCARE SOFTWARE, INC.

SECOND.  The  resident  agent  for  this  corporation  shall  be:
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                             SAGE INTERNATIONAL INC.

     The address of said agent, and the principal or statutory address of this corporation in the State of Nevada, shall be 1135 TERMINAL WAY, SUITE 209, RENO, NEVADA 89502, located in WASHOE COUNTY, State of Nevada. This corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.


THIRD.  The  objects  for  which  this  corporation is formed are as follows: to
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engage  in  any  lawful  activity.


FOURTH.  That  the  total  number  of voting common stock authorized that may be
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issued  by  the corporation is ONE HUNDRED MILLION (100,000,000) shares of stock with .0001 PAR VALUE, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.


FIFTH.  The governing board of this corporation shall be known as directors, and
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the  number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one (1). The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

      NAME                                       POST OFFICE ADDRESS
     ---------------                             -------------------------------
     CHERI  S.  HILL                             1135 TERMINAL  WAY,  SUITE  209
                                                 RENO,  NEVADA  89502

                                  1 of 3 pages.

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SIXTH.  After  the  amount of the subscription price, the purchase price, of the
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par  value  of  the  stock  of any class or series is paid into the corporation, owners or holders of shares of any stock in the corporation may never be assessed to pay the debts of the corporation.


SEVENTH.  The  name  and  post  office  address  of the Incorporator signing the
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Articles  of  Incorporation  is  as
follows:

      NAME                                       POST OFFICE ADDRESS
     ---------------                             -------------------------------
     CHERI  S.  HILL                             1135 TERMINAL  WAY,  SUITE  209
                                                 RENO,  NEVADA  89502


EIGHTH.  The  corporation  is  to  have  a  perpetual  existence.
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NINTH.  No  director or officer of the corporation shall be personally liable to
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the  corporation  or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Section 78.3 00 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of this corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.


TENTH. No shareholder shall be entitled as a matter of right to subscribe for or
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receive  additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.


ELEVENTH.  This corporation reserves the right to amend, alter, change or repeal
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any  provision  contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.


                                  2 of 3 pages.
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I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and accordingly have hereunto set my hand June 10, 1999.



     /s/ Cheri S. Hill
     CHERI  S.  HILL,  Incorporator




STATE  OF  NEVADA

COUNTY  OF  WASHOE

On June 10, 1999, before me, the undersigned, a Notary Public in and for said County and State, personally appeared CHERI S. HILL, personally known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that she executed the same.




     /s/ V.R. Sweet
     V.  R.  SWEET
      NotaryPublic-State of Nevada I Appointment Recorded in Washoe County NO. 93-4205-2 - EXPIRES AUG. 1, 2001




                          CERTIFICATE OF ACCEPTANCE OF
                          APPOINTMENT BY RESIDENT AGENT


SAGE INTERNATIONAL, INC., hereby accepts appointment as Resident Agent of Healthcare Software, Inc. in accordance with NRS 78.090.


SAGE  INTERNATIONAL,  INC.

     /s/ Cheri S. Hill                                   Date:  June  10, 1999.
     CHERI  S.  HILL,  Senior  V.P.


                                                         3  of  3  pages.
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                                TABLE OF CONTENTS
                                     BY-LAWS
ARTICLE  ONE  -  OFFICES
1.1     Registered  Office.
1.2     Other  Offices.

          ARTICLE  TWO  -  MEETINGS  OF  STOCKHOLDERS
2.1     Place.
2.2     Annual  Meetings.
2.3     Special  Meetings.
2.4     Notices  of  Meetings.
2.5     Purpose  of  Meetings.
2.6     Quorum.
2.7     Voting.
2.8     Share  Voting.
2.9     Proxy.
2.10     Written  Consent  in  Lieu  of  Meeting.

          ARTICLE  -  THREE  -  DIRECTORS
3.1     Powers.
3.2     Number  of  Directors.
3.3     Vacancies.

          ARTICLE  FOUR  -  MEETINGS  OF  THE  BOARD  OF  DIRECTORS
4.1     Place.
4.2     First  Meeting.
4.3     Regular  Meetings.
4.4     Special  Meetings.
4.5     Notice.
4.6     Waiver.
4.7     Quorum.
4.8     Adjournment.

          ARTICLE  FIVE  -  COMMITTEES  OF  DIRECTORS
5.1     Power  to  Designate.
5.2     Regular  Minutes.
5.3     Written  Consent.

          ARTICLE  SIX  -  COMPENSATION  OF  DIRECTORS
6.1     Compensation.
ARTICLE  SEVEN  -  NOTICES
7.1     Notice.
7.2     Consent.
7.3     Waiver  of  Notice.

ARTICLE  EIGHT  -  OFFICERS
8.1     Appointment  of  Officers.
8.2     Time  of  Appointment.
8.3     Additional  Officers.
8.4     Salaries.
8.5     Vacancies.
8.6     Chairman  of  the  Board.
8.7     Vice-Chairman.
8.8     President.
8.9     Vice-President.
8.10     Secretary.
8.11     Assistant  Secretaries.
8.12     Treasurer.
8.13     Surety.
8.14     Assistant  Treasurer.
          ARTICLE  NINE  -  CERTIFICATES  OF  STOCK
9.1     Share  Certificates.
9.2     Transfer  Agents.
9.3     Lost  or  Stolen  Certificates.
9.4     Share  Transfers.
9.5     Voting  Shareholder.
9.6     Shareholders  Record.
          ARTICLE  TEN  -  GENERAL  PROVISIONS
10.1     Dividends.
10.2     Reserves.
10.3     Checks.
10.4     Fiscal  Year.
10.5     Corporate  Seal.
          ARTICLE  ELEVEN  -  INDEMNIFICATION
          ARTICLE  TWELVE  -  AMENDMENTS
12.1     By  Shareholder.
12.2     By  Board  of  Directors.


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